EXHIBIT 10.77








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                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           THE DIABLO MANAGEMENT GROUP
                         AS ASSIGNEE FOR THE BENEFIT OF
                        CREDITORS OF WEBWARE CORPORATION

                                       AND

                                   WCORP, INC.

                      FOR THE ASSETS OF WEBWARE CORPORATION

                          DATED AS OF SEPTEMBER 4, 2003

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


                                TABLE OF CONTENTS

                                                                            PAGE



Article I               DEFINITIONS............................................1
      Section 1.1       Definitions............................................1
      Section 1.2       Construction...........................................4

Article II              PURCHASE AND SALE......................................4
      Section 2.1       Purchase and Sale of Assets............................4
      Section 2.2       Excluded Assets........................................5
      Section 2.3       Assumed Liabilities....................................5
      Section 2.4       Excluded Liabilities...................................6
      Section 2.5       Assumption of Certain Contracts........................7

Article III             PURCHASE PRICE.........................................7
      Section 3.1       Purchase Price.........................................7
      Section 3.2       Issuance and Delivery of Unregistered Shares...........8
      Section 3.3       Registration of Stock..................................8
      Section 3.4       Disposition of Shares..................................8

Article IV              THE CLOSING............................................8
      Section 4.1       Time and Place of the Closing..........................8
      Section 4.2       Deliveries by Seller...................................8
      Section 4.3       Deliveries by Buyer....................................9

Article V               REPRESENTATIONS AND WARRANTIES OF SELLER...............9
      Section 5.1       Authority Relative to this Agreement...................9
      Section 5.2       No Conflict.............................................
      Section 5.3       Required Filings and Consents.........................10
      Section 5.4       Assets; Title.........................................10
      Section 5.5       Intellectual Property.................................10
      Section 5.6       Legal Proceedings and Judgments.......................10
      Section 5.7       Compliance with Laws..................................10
      Section 5.8       Assumed Agreements....................................10
      Section 5.9       Assignee..............................................10
      Section 5.10      Disclaimer of Other Representations and Warranties....11

Article VI              REPRESENTATIONS AND WARRANTIES OF BUYER...............11
      Section 6.1       Authority Relative to this Agreement..................11
      Section 6.2       Consents and Approvals; No Violation..................11
      Section 6.3       Legal Proceedings and Judgments.......................11
      Section 6.4       Buyer Financing.......................................11

Article VII             COVENANTS OF THE PARTIES..............................11
      Section 7.1       Conduct of Business...................................11
      Section 7.2       Access to Information; Maintenance of Records.........12
      Section 7.3       Expenses..............................................13
      Section 7.4       Further Assurances....................................13
      Section 7.5       Public Statements.....................................13
      Section 7.6       Governmental Authority Approvals and Cooperation......13
      Section 7.7       Taxes.................................................14
      Section 7.8       Power of Attorney; Right of Endorsement, Etc..........14
      Section 7.9       Signage and Labels....................................15
      Section 7.10      Post-Closing Funds....................................15

                               TABLE OF CONTENTS
                                   (continued)

                                                                            Page

Article VIII            CONDITIONS TO CLOSING.................................15
      Section 8.1       Conditions to Each Party's Obligations to Effect
                         the Closing..........................................15
      Section 8.2       Conditions to Obligations of Buyer....................15
      Section 8.3       Conditions to Obligations of Seller...................15

Article IX              TERMINATION AND ABANDONMENT...........................16
      Section 9.1       Termination...........................................16
      Section 9.2       Procedure and Effect of Termination...................16

Article X               Indemnification; Remedies.............................17
      Section 10.1      Indemnification and Reimbursement by Seller...........17
      Section 10.2      Indemnification and Reimbursement by Buyer............17
      Section 10.3      Time Period for Making Claims.........................17
      Section 10.4      Survival..............................................17

Article XI              MISCELLANEOUS PROVISIONS..............................17
      Section 11.1      Amendment and Modification............................17
      Section 11.2      Waiver of Compliance; Consents........................17
      Section 11.3      No Impediment to Liquidation..........................17
      Section 11.4      Notices...............................................18
      Section 11.5      Assignment............................................18
      Section 11.6      Severability..........................................19
      Section 11.7      Governing Law.........................................19
      Section 11.8      Submission to Jurisdiction............................19
      Section 11.9      Counterparts..........................................19
      Section 11.10     Incorporation of Exhibits.............................19
      Section 11.11     Entire Agreement......................................19
      Section 11.12     Remedies..............................................19
      Section 11.13     Headings..............................................19
      Section 11.14     Third Party Beneficiaries.............................19



SCHEDULES

Schedule 2.1(a)     Purchased Assets (Assumed Agreements)
Schedule 2.1(c)     Purchased Assets (Fixed Asset Detail)
Schedule 2.1(d)     Purchased Assets (Intangible Personal Property)
Schedule 2.1(e)     Purchased Assets (A/R Aging Summary)
Schedule 2.1(i) - 1 Purchased Assets (Prepaid Expenses)
Schedule 2.1(i) - 2 Purchased Assets (Deposits)
Schedule 2.2        Excluded Assets
Schedule 2.3 - 1    Assumed Liabilities (A/P Aging Detail)
Schedule 2.3 - 2    Assumed Liabilities (Equipment Leases)
Schedule 2.3 - 3    Assumed Liabilities (Accrued Expense Liability)
Schedule 2.5        Assumed Agreements
Schedule 2.5(e)     Potential Assumed Agreements
Schedule 5.2        Conflicts
Schedule 5.3        Consents and Approvals
Schedule 5.4        Known Encumbrances (UCC-1 Search Results - Summary)
Schedule 7.1        Conduct of Business
Schedule 7.7        Allocation of Purchase Price

                               TABLE OF CONTENTS
                                   (continued)

EXHIBITS                                                                    Page

Exhibit A            Agreement and Assignment for the Benefit of Creditors
Exhibit B            Form of Assumption Agreement
Exhibit C            Form of Bill of Sale

                            ASSET PURCHASE AGREEMENT

           This Asset Purchase Agreement (this "AGREEMENT") is made and entered into as of this 3d day of September, 2003, by and between the Diablo Management Group, a California corporation ("DMG"), as assignee for the benefit of the creditors of WebWare Corporation, a Nevada corporation (the "COMPANY"), and WCORP, Inc., a Delaware corporation ("BUYER").

           WHEREAS, the Company's business relates to the design, development, marketing, and sale of digital asset management software systems that provide a media services platform for integrating rich media into content management systems, marketing and communication portals, web publishing systems, and e-commerce portals (the "BUSINESS");

           WHEREAS, the Company assigned all or substantially all of its assets related to the Business to DMG, for the benefit of the Company's creditors, under the terms of that Agreement and Assignment for the Benefit of Creditors dated September 4, 2003 (the "GENERAL ASSIGNMENT"), by and between the Company and DMG, a duly executed copy of which is attached hereto as EXHIBIT A.

           WHEREAS, in the case of those assets not otherwise transferable under applicable law pursuant to the General Assignment, the Company has retained its interest in such assets and those contractual rights and obligations related to the Business;

           WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain of Seller's assets related to the Business including principally receivables, inventory, equipment, contracts, intellectual property, real property interests, intangibles and other assets, as more particularly set forth herein (as defined below), and to assume from Seller the Assumed Liabilities pursuant to the terms and subject to the conditions set forth herein.

           NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:



                                   ARTICLE I
                                   DEFINITIONS



           Section 1.1 DEFINITIONS. As used in this Agreement, the following terms have the meanings specified in this Section 1.1(a).

           "ACCOUNTS RECEIVABLE" means any and all accounts, accounts receivable, notes, contract rights, drafts and other forms of claims, demands, employee advances, instrument, receivables, trade accounts receivable and rights to payment of money or other forms of consideration, whether for goods sold or leased, services performed or to be performed, or otherwise, owned by Seller or in which Seller has any interest, in each case in connection with the Business, together with all guarantees, security agreements, collateral and rights and interests securing the same and any interest or unpaid financing charges accrued thereon as of the Closing Date.

           "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, Affiliate means the power of one or more persons to direct the affairs of the Person controlled by reason of ownership of voting stock, contract or otherwise or the Purchased Assets.

           "ASSIGNEE" means the assignee of all right, title and interest in and to all tangible and intangible assets of every kind and nature, both real and personal, and wherever situated of the Company pursuant to the General Assignment for the benefit of the creditors of the Company and applicable law.

           "ASSUMED AGREEMENTS" means all contracts, agreements, personal property leases, commitments, understandings or instruments related to the Business, including the Intellectual Property Agreements, and which are listed on SCHEDULE 2.1 or SCHEDULE 2.5 attached hereto.

           "ASSUMPTION AGREEMENT" means the Assumption Agreement to be executed and delivered by Buyer and Seller at the Closing, substantially in the form of EXHIBIT B attached hereto.

           "BILL OF SALE" means the Bill of Sale to be executed and delivered by Seller to Buyer at the Closing, substantially in the form of EXHIBIT C attached hereto.

           "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in San Francisco, California.

           "BUYER'S REPRESENTATIVES" means the Buyer's accountants, employees, counsel, financial advisors and other authorized representatives.

           "CODE" means the Internal Revenue Code of 1986, as amended.

           "CONSENT" means, with respect to each Assumed Agreement set forth in
SCHEDULE 2.5(E), the written consent of the counter-party to said Assumed Agreement to authorize the assumption and assignment of said Agreement to Buyer.

           "ENCUMBRANCES" means any mortgages, hypothecations, pledges, liens, claims (including options and rights of first refusal), charges, security interests, conditional and installment sale agreements, activity and use limitations, conservation easements, servitudes, deed restrictions, equitable interests, exceptions to title, encumbrances and charges of any kind.

           "FORCE MAJEURE EVENT" means the occurrence of (i) a natural catastrophe (such as a fire, storm, flood, hurricane, earthquake, etc.), (ii) a war, terrorist act, civil disturbance or other disruption of telecommunications, power or essential services or (iii) any other event beyond the control of any party hereto, in each case which has a material adverse effect on the prospects, condition (financial or otherwise) or results of operations of the Business or Seller's ability to consummate the transaction contemplated hereby.

           "GOVERNMENTAL AUTHORITY" means any federal, municipal, state, county, local, foreign or other governmental, administrative or regulatory authority, department, agency, commission or body.

           "INTELLECTUAL PROPERTY" means (a) all discoveries, innovations, inventions and all improvements thereto and all classes and types of patents, including, without limitation, utility models, utility patents and design patents, and all patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all registered and unregistered trademarks, service marks, trade dress and logos, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all works of authorship and all copyrights and moral rights therein, whether such works are published or unpublished works, and all applications, registrations and renewals in connection therewith, (d) all trade secrets, know-how, product prototypes, and all proprietary, technical and non-technical data and information, including, without limitation, customer lists, supplier lists, pricing and cost information, business and marketing plans and other confidential business information, (e) all computer programs and related code and software other than commercially available "off-the-shelf" software, (f) all domain name registrations and URL addresses, (g) all other recognizable proprietary rights, and (h) all copies and tangible embodiments of the foregoing, in each case related to and/or used in the Business and in each case whether arising under the laws of the United States or any jurisdiction world wide.

           "INTELLECTUAL PROPERTY AGREEMENTS" means all (i) licenses of Intellectual Property to the Company and (ii) licenses of Intellectual Property by Seller or the Company to third parties that are related to the Business, described on SCHEDULE 2.1.

           "INTERIM BALANCE SHEET" means an unaudited balance sheet of the Company as of July 31, 2003.

           "INVENTORY" means the inventories, including inventory reserves, raw materials, work in-process and finished products, of Seller related to and/or used in the Business, including, without limitation, supplies, materials, packaging, shipping containers and spare parts.

           "LAWS" means any law, statute, regulation, rule, ordinance or Order of a Governmental Authority.

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           "ORDER" means any decree, injunction, judgment, order, ruling, writ, quasi-judicial decision or award or administrative decision or award of any Governmental Authority to which any Person is a party or that is or may be binding on any Person or its securities, assets or business.

           "PERMIT" means any license, permit, franchise, certificate of authority or Order, or any waiver of the foregoing, required to be issued by any Governmental Authority.

           "PERSON" means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, group, trust, association or other organization or entity or government, political subdivision, agency or instrumentality of a government.

           "RETAINED TRADE NAMES" means those trademarks, trademark applications, trade names, corporate or other names related to the Business used by the Company and which are not expressly set forth on SCHEDULE 2.1.

           "SCHEDULES" means the Schedules attached to this Agreement and forming a part of this Agreement.

           "SEC" means the United States Securities and Exchange Commission.

           "SECURED CREDITOR CONSENT" means that certain Secured Creditor Consent dated as of September 4, 2003 by and among Seller, Buyer, SCP and the Company.

           "SELLER" means DMG, solely in its capacity as assignee for the benefit of creditors of WebWare Corporation.

           "SELLER'S REPRESENTATIVES" means Seller's accountants, employees, counsel, financial advisors and other authorized representatives.

           "TAX" and "TAXES" means all taxes, charges, fees, levies, penalties or other assessments of any kind whatsoever imposed by any federal, provincial, municipal, state, local or foreign taxing authority, including any interest, penalties or additions attributable thereto.

           "TAX RETURN" means any return, report, information return or other document (including any related or supporting information) required to be supplied to any Governmental Authority with respect to Taxes that are related to the Business.

           "UCC" means the Uniform Commercial Code as enacted in the applicable jurisdiction.

           "WARN ACT" means the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. ss.ss. 2101 - 2109.

                     (b) Each of the terms set forth below shall have the meaning ascribed thereto in the following Section:

           DEFINITION                                     LOCATION
           ----------                                     --------

           "AGREEMENT"                                    Preamble
            ---------
           "ALLOCATION"                                   ss. 7.7(e)
            ----------
           "ASSUMED LIABILITIES"                          ss. 2.3
            -------------------
           "BUYER"                                        Preamble
            -----
           "CLAIMS SCHEDULE"                              ss. 3.3(a)
            ---------------
           "CLOSING DATE"                                 ss. 4.1
            ------------
           "CLOSING"                                      ss. 4.1
            -------
           "CURE PAYMENTS"                                ss. 2.5(b)
            -------------
           "EXCLUDED ASSETS"                              ss. 2.2
            ---------------
           "EXCLUDED CONTRACTS"                           ss. 2.2
            ------------------
           "EXCLUDED LIABILITIES"                         ss. 2.4
            --------------------
           "GENERAL ASSIGNMENT"                           Preamble
            ------------------
           "IMPROVEMENTS"                                 ss. 2.1(c)
            ------------

           "INSCI SHARES"                                 ss. 3.1
            ------------
           "INTANGIBLE PROPERTY"                          ss. 2.1(e)
            -------------------
           "PERSONAL PROPERTY"                            ss. 2.1(d)
            -----------------
           "PURCHASE PRICE"                               ss. 3.1
            --------------
           "PURCHASED ASSETS"                             ss. 2.1
            ----------------
           "RECEIVABLES"                                  ss. 2.1(f)
            -----------
           "REGULATORY APPROVALS"                         ss. 7.6(a)
            --------------------
           "SCP"                                          ss. 2.3(e)
            ---
           "SELLER"                                       Preamble
            ------
           "SUPPORT AMOUNTS"                              ss. 2.5(c)
            ---------------
           "TERMINATION DATE"                             ss. 9.1(e)
            ----------------
           "TERMINATION PAYMENT"                          ss. 7.10
            -------------------
           "THIRD-PARTY SALE"                             ss. 7.10
            ----------------
           "TRANSACTION TAXES"                            ss. 7.7(a)
            -----------------

           Section 1.2 CONSTRUCTION. The terms "hereby," "hereto," "hereunder" and any similar terms as used in this Agreement, refer to this Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The term "including," when used herein without the qualifier, "without limitation," shall mean "including, without limitation." Wherever in this Agreement the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The word "or" shall not be construed to be exclusive. Provisions shall apply, when appropriate, to successive events and transactions. Unless otherwise indicated, references to Articles and Sections refer to Articles and Sections of this Agreement.

                                   ARTICLE II
                                PURCHASE AND SALE

           Section 2.1 PURCHASE AND SALE OF ASSETS. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement and in reliance upon the representations and warranties of Seller and Buyer herein set forth, at the Closing, Seller, as Assignee, shall sell, assign, convey, transfer and deliver to Buyer, and Buyer shall, by payment of the Purchase Price, purchase and acquire from Seller all of the right, title and interest that Seller possesses as of the Closing in and to all of the Purchased Assets. For purposes of this Agreement, the term "Purchased Assets" shall mean all goodwill, assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of Seller, primarily related to the Business, including, without limitation, the following (but excluding the Excluded Assets):

                  (a) all Assumed Agreements listed on SCHEDULE 2.1(A);

                  (b) all Intellectual Property, including, without limitation, the Intellectual Property listed on SCHEDULE 2.1(B);

                  (c) all of those items of equipment and tangible personal property, including, without limitation, the equipment and tangible personal property listed on SCHEDULE 2.1(C), and any other tangible personal property acquired by Seller after the date hereof but prior to the Closing Date, used primarily in connection with the Business, (collectively, the "PERSONAL PROPERTY");

                  (d) all intangible personal property, including, without limitation, the intangible personal property listed on SCHEDULE 2.1(D), but only to the extent of Seller's interest therein, together with all books, records and like items pertaining primarily to the Business (collectively, the "INTANGIBLE PROPERTY"), PROVIDED that the Intangible Property shall in all events exclude,
(i) any materials containing privileged communications or information about employees, disclosure of which would violate any confidentiality agreement with such employee or any policy of Seller regarding privacy of such information,
(ii) any materials which are subject to attorney-client or any other legal privilege, and (iii) Seller's corporate minute books, stockholder records, all Tax Returns, Form 5500 filings in connection with the 401-K plan and related records;

                  (e) all Accounts Receivable as more fully set forth in
SCHEDULE 2.1(E), and, subject to SECTION 2.2, all causes of action relating or pertaining to the foregoing (collectively, the "RECEIVABLES");

                  (f) all Inventory;

                  (g) all operating data, files, general records, customer lists, employee records, correspondence and other written records to the extent relating to the Business and the Purchased Assets, wherever located;

                  (h) all of the goodwill of Seller associated with or relating to the Business, the products sold by or on behalf of the Business and the Intellectual Property;

                  (i) all prepaid and deferred items to the extent relating to the Business and the Purchased Assets, including, without limitation, all prepaid rentals, insurance premiums, and unbilled charges, fees and cash deposits held by third parties, if any, and all rights of Seller relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof. Because Buyer is purchasing the contractual relationships Seller has with its vendors and suppliers, Seller shall not pursue preference or avoidance claims against Seller's suppliers or vendors;

                  (j) all insurance benefits including the rights and proceeds arising from or relating to the Purchased Assets or the Assumed Liabilities prior to the Closing, unless expended in accordance with this Agreement;

                  (k) all of the rights to the licenses, Permits, approvals, clearances and authorizations relating to the Business, including any of the foregoing obtained for Seller's benefit held in the name of third parties;

                  (l) all rights, claims, credits, judgments, choses in action, rights of set-off or rights for past, present or future infringement against third parties arising out of, relating to or in respect of the Business, the Purchased Assets, the Assumed Agreements, the Intellectual Property, injury to the goodwill associated with the Business or any trademark constituting Intellectual Property or any confidentiality, non-disclosure, invention secrecy, non-competition or non-solicitation obligation owed to Seller (whether such obligation arises under an Assumed Agreement or otherwise), including, without limitation, all causes of action, rights of recovery and rights of set-off of any kind, all rights under express or implied warranties from suppliers to Seller and all other interests in or claims, rebates, refunds or payments from or against vendors; and

                  (m) all other properties and assets of every kind, character and description, tangible or intangible, owned by Seller and used or held for use in connection with the Business, whether or not similar to the items specifically set forth above.

           Section 2.2 EXCLUDED ASSETS. Notwithstanding any provision herein to the contrary the Purchased Assets shall not include the following assets of Seller (collectively, the "EXCLUDED ASSETS") and such assets shall remain the property of Seller after the Closing: (i) those items excluded pursuant to the provisions of SECTION 2.1 above; (ii) all cash and cash equivalents; (iii) any lease, rental agreement, contract, agreement, license or similar arrangement (collectively, the "Excluded Contracts", each an "Excluded Contract") which (A) terminates or expires prior to the Closing Date in accordance with its terms or in the ordinary course of the Business consistent with past custom and practice or (B) is not an Assumed Agreement, an agreement listed on SCHEDULE 2.5(E) or designated to be assigned to Buyer pursuant to SECTION 2.5(E); (iv) all preference or avoidance claims and actions of the Seller, including, without limitation, any such claims and actions arising under California Code of Civil Procedure ss. 1800(b) and California Civil Code ss.ss. 3439.01 through 3439.09;
(v) Seller's rights under this Agreement, and all cash and non-cash consideration payable or deliverable to Seller pursuant to the terms and provisions hereof; (vi) insurance proceeds, claims and causes of action with respect to or arising in connection with (A) any Excluded Contract which is not assigned to Buyer at the Closing, or (B) any item of tangible or intangible property not acquired by Buyer at the Closing; (vii) all tax refunds and abatements either (A) related to Taxes either owing or paid, or (B) received in connection with Tax Returns for periods on or prior to the Closing Date; and
(viii) Seller's right, title and interest to any assets related to the Business set forth on SCHEDULE 2.2, if any.

           Section 2.3 ASSUMED LIABILITIES. On the Closing Date, Buyer shall execute and deliver to Seller the Assumption Agreement pursuant to which Buyer shall assume and agree to pay, perform and discharge when due the following liabilities and obligations of Seller (the "ASSUMED LIABILITIES"), as more particularly set forth on SCHEDULE 2.3, in accordance with the respective terms and subject to the respective conditions thereof:

                  (a) any trade account payable and accrued expense liability incurred by the Company reflected on the Interim Balance Sheet (other than a trade account payable to any shareholder or a related Person of Seller or any shareholder) that remains unpaid at and is not delinquent as of the Closing;

                  (b) any trade account payable incurred by the Company in the ordinary course of business between the date of the Interim Balance Sheet and the Closing that remains unpaid at and is not delinquent as of the Closing;

                  (c) any liability arising under the Assumed Agreements described in Schedule 2.5;

                  (d) any liability arising under the Potential Assumed Agreements described in Schedule 2.5(e), to the extent such Potential Assumed Agreements have been assumed by or assigned to Buyer in accordance with Section 2.5(e);

                  (e) any liability to the Company's customers either incurred by the Company in the ordinary course of business or obligated to be performed under a customer agreement described in either Schedule 2.5 or 2.5(e); and

                  (f) the secured claim of WCORP, Inc., assigned to it by SCP Private Equity Partners II, L.P. ("SCP"), with respect to: (i) that certain Demand Promissory Note dated August 19, 2002 by WebWare Corporation in the original principal amount of $1,000,000; (ii) that certain Demand Promissory Note dated September 13, 2002 by WebWare Corporation in the original principal amount of $200,000; and (iii) that certain Demand Promissory Note dated May 28, 2003 by WebWare Corporation in the original principal amount of $300,000.

           Section 2.4 EXCLUDED LIABILITIES. Notwithstanding anything in this Agreement to the contrary, in no event shall Buyer assume or be obligated to pay, perform or otherwise discharge any liabilities or obligations of Seller OTHER THAN the Assumed Liabilities (collectively, the "EXCLUDED LIABILITIES"). Excluded Liabilities shall remain the sole responsibility of and shall be retained, paid, performed, and discharged solely by Seller. Excluded Liabilities include, without limitation, the following:

                  (a) any liability or obligation associated with or related to any Excluded Asset;

                  (b) any liability or obligation under any Assumed Agreement or Potential Assumed Agreement, assumed or designated to be assumed by Buyer, either at the Closing pursuant to Section 2.5 or after the Closing pursuant to
Section 2.5(e), that arises out of or relates to any breach or default other than those listed on Schedule 2.3 or 2.5(e), that occurred prior to the Closing, regardless of whether such claim or cause of action is commenced after the Closing;

                  (c) any liability or obligation (including those arising under the WARN Act) arising out of or resulting from layoffs of its employees, including any obligation imposed on the Company or Buyer to provide such employees with continued health, disability or life insurance or other benefits (whether covered by insurance or not);

                  (d) any liability or obligation of Seller and the Company for Taxes of any kind whatsoever payable with respect to the Purchased Assets and the operation of the Business with respect to any period or portion thereof that ends on or prior to the Closing Date (PROVIDED that, for this purpose, with respect to any such Taxes that are payable with respect to a taxable period that begins before the Closing Date and that ends after the Closing Date, the portion of such Taxes allocable to the portion of such taxable period ending on the Closing Date shall be considered to equal the amount of such Taxes for such taxable period, multiplied by a fraction, the numerator of which is the number of days in the portion of such taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period);

                  (e) any liability or obligation with respect to any employee of the Company;

                  (f) any liability or obligation for expenses relating to (i) the negotiation and preparation of this Agreement and the transactions contemplated herein and (ii) the assignment for the General Assignment, in each case, to the extent incurred by Seller and including those related to their legal counsel, accounting, brokerage and investment advisors fees and disbursements;

                  (g) any liability or obligation related to any shareholder claims, litigation or proceeding against the Company; and

                  (h) any other liabilities or obligations which are not Assumed Liabilities.

           Section 2.5 ASSUMPTION OF CERTAIN CONTRACTS.

                  (a) The Assumed Agreements will be sold and assigned to Buyer (or Buyer's designee) on the Closing Date. Seller shall use commercially reasonable efforts to promptly comply with and perform any obligations under the Assumed Agreements arising from and after the date hereof and through the Closing Date.

                  (b) At the Closing, Seller shall assign to Buyer and Buyer shall assume the Assumed Agreements set forth on SCHEDULE 2.5. If there exists on the Closing Date any default under an Assumed Agreement, Buyer shall be responsible for the payment of any and all amounts necessary to cure such default as a condition to the Closing hereunder (the "CURE PAYMENTS"). SCHEDULE
2.5 sets forth the actual amounts necessary to cure defaults, if any, under each of the Assumed Agreements as determined by Seller based on Seller's books and records.

                  (c) In addition to the payment of the Purchase Price and the payment of any Cure Payments, Buyer shall reimburse Seller in cash and in full for the deposits, advances and credits and security deposits (the "SUPPORT AMOUNTS") and replace the letters of credit, in all such cases, related to the Assumed Agreements and set forth on SCHEDULE 2.5.

                  (d) To the extent that the assignment of any Assumed Agreement or any Permit relating to the Business or the Purchased Assets shall require the consent of any other party, this Agreement shall not constitute a contract to assign the same if any attempted assignment would constitute a breach thereof. In such case, Seller shall use commercially reasonable efforts, and the Buyer shall cooperate where appropriate, to obtain any consent necessary to any such assignment.

                  (e) In the case of each agreement identified on SCHEDULE 2.5(E) as to which Consent has not been obtained as of the Closing (each, a "POTENTIAL ASSUMED AGREEMENT"), Buyer may elect to have Seller continue its efforts to obtain the Consent with respect to certain of the Potential Assumed Agreements.

                  (f) At any time, if Buyer elects to have Seller continue its efforts to obtain any consent and the Closing occurs, notwithstanding Sections
2.1 and 2.3, neither this Agreement nor any other document related to the consummation of the contemplated transaction hereunder shall constitute a contract to assign the same if any attempted assignment would constitute a breach of such Potential Assumed Agreement. In such case, Seller shall use commercially reasonable efforts, and the Buyer shall cooperate where appropriate, to obtain any Consent necessary to any such assignment. Once a Consent for a Potential Assumed Agreement is obtained, Seller shall promptly assign, transfer, convey, and deliver such Potential Assumed Agreement to Buyer, and Buyer shall assume the obligations under such Potential Assumed Agreement assigned to Buyer from and after the date of assignment.

                  (g) From the Closing Date until either (i) Consent for the assignment a Potential Assumed Agreement is obtained or (ii) Buyer notifies Seller in writing that it has abandoned its effort to obtain such Consent, Buyer will be obligated to reimburse Seller in cash for any obligations associated with the continued performance of such Potential Assumed Agreement. In the event Buyer fails to pay Seller within 5 business days from the date of receipt of Seller's request for reimbursement, which shall not be made more than once per week, Seller may deem that Buyer has abandoned its effort to obtain Consent for assignment of such Potential Assumed Agreement and cease to perform under such agreement.



                                  ARTICLE III
                                 PURCHASE PRICE

           Section 3.1 PURCHASE PRICE. In consideration for the Purchased Assets, and subject to the terms and conditions of this Agreement, at the Closing, Buyer shall: (a) assume the Assumed Liabilities, (b) assume the Assumed Agreements; (c) pay to Seller an amount equal to $500,000 in cash; and (d) deliver to Seller 7,162,041 certificated common shares (INSS.OB) of Insci Corp., a Delaware corporation (collectively, the "INSCI SHARES"), to be distributed to the creditors of the Company pursuant to the General Assignment, the Secured Creditor Consent and applicable law (collectively, the "PURCHASE PRICE"). On the Closing Date, Buyer shall pay and deliver to DMG, by wire transfer of immediately available U.S. funds, the cash portion of the Purchase Price.

           Section 3.2 ISSUANCE AND DELIVERY OF UNREGISTERED SHARES. On or before the Closing, Buyer will deliver to Seller the Insci Shares in accordance with Section 3.1 to be delivered to the creditors of the Company in form and manner as determined by the Assignee, in accordance with this Agreement, the General Assignment, the Secured Creditor Consent and applicable law. Section 3.3 REGISTRATION OF STOCK.

                  (a) On or after 150 days from the date the General Assignment becomes effective, Seller will deliver to Buyer a written schedule of creditors of the Company with allowed claims and other persons or entities entitled to payment pursuant to the General Assignment and applicable law (the "CLAIMS SCHEDULE"). The Claims Schedule will include (i) the names of each person or entity who is to receive a portion of the Insci Shares; (ii) the address for each person or entity where such shares are to be delivered; and (iii) the number of shares to be delivered to each person or entity, as determined by the Assignee in accordance with the General Assignment, the Secured Creditor Consent and applicable law.

                  (b) As soon as commercially practicable, but in no event later than 30 days from the date Buyer receives the Claims Schedule, Buyer will file an S3 with the SEC for the registration of the Insci Shares. Buyer will use its best efforts to effectuate the registration of the Insci Shares.

                  (c) Upon the registration of the Insci Shares with the SEC, Buyer will, as soon as is commercially practicable, deliver registered certificated securities of the Insci Shares to Seller, or to parties whom Seller designates, in the number of certificates and shares as requested by Seller, which will equal the aggregate number of Insci Shares granted in accordance with
Section 3.1, for delivery by Seller or Seller's designee to those persons or entities listed on the Claims Schedule, subject to those persons or entities designated to receive a portion of the registered certificated Insci Shares, each, entering into the applicable shareholder registration rights agreement and accompanying lock up agreement, provided that such lock up agreement will provide that those persons or entities who receive registered certificated shares may sell their portion of the Insci Shares on the open market no later than the 9 month anniversary of this Agreement.

                  (d) Upon receipt of such registered shares, Seller, and any party designated by Seller, will deliver to Buyer the equivalent number of unregistered Insci Shares to Buyer.

           Section 3.4 DISPOSITION OF SHARES. Seller may, at its sole and absolute discretion, sell some or all of the Insci Shares in its possession at any time after the Closing pursuant to the General Assignment and applicable law and subject to any applicable agreement.


                                   ARTICLE IV
                                   THE CLOSING

           Section 4.1 TIME AND PLACE OF THE CLOSING. Upon the terms and subject to the satisfaction of the conditions contained in ARTICLE VIII of this Agreement, the closing of the sale of the Purchased Assets and the assumption of the Assumed Liabilities and Assumed Agreements contemplated by this Agreement (the "CLOSING") shall take place at the offices of Winston & Strawn LLP, 101 California Street, Suite 3900, San Francisco, California, 94111, at 10:00 A.M. (local time) no later than the First (1st) Business Day following the date on which the conditions set forth in ARTICLE VIII have been satisfied (other than the conditions with respect to actions the respective parties hereto will take at the Closing itself) or, to the extent permitted, waived in writing, or at such other place and time as Buyer and Seller may mutually agree. The date and time at which the Closing actually occurs is herein referred to as the "CLOSING DATE."

           Section 4.2 DELIVERIES BY SELLER. At or prior to the Closing (or as specifically provided in this SECTION 4.2), Seller shall deliver the following to Buyer:

                  (a) the Bill of Sale, duly executed by Seller, transferring all of Seller's right, title and interest in and to the Purchased Assets, including, without limitation, software, source code, test equipment, computers and rights and claims under all confidentiality, non-disclosure, invention secrecy, non-competition or non-solicitation obligations owed to them, and adverse license agreements;

                  (b) all consents, waivers and approvals obtained by Seller with respect to the sale, assignment, conveyance, transfer and delivery of the Purchased Assets and the consummation of the transactions required in connection with the sale of the Purchased Assets contemplated by this Agreement, to the extent specifically required hereunder;

                  (c) the certificate contemplated by SECTION 8.2(B);

                  (d) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of the General Assignment;

                  (e) certificate of Seller's secretary or other responsible official certifying that the shareholders of the Company under applicable law have given their consent to the General Assignment;

                  (f) the Assumption Agreement, duly executed by Seller and all such other instruments of assignment or conveyance as shall be reasonably necessary to transfer to Buyer all of Seller's right, title and interest in, to and under all of the Purchased Assets in accordance with this Agreement (to be delivered as of the close of business on the Closing Date);

                  (g) a Consent for the Assumed Agreements described as required to be assigned to Buyer at the Closing, as set forth on SCHEDULE 2.5;
and

                  (h) such other instruments and documents as are necessary in the opinion of Buyer in order to acquire the Purchased Assets.

           Section 4.3 DELIVERIES BY BUYER. At or prior to the Closing (or as specifically provided in this SECTION 4.3), Buyer shall deliver the following to
Seller:

                  (a) the portion of the Purchase Price due to be delivered to Seller in accordance with SECTION 3.1, including, without limitation, delivery of certain certificated shares of Insci Stock earmarked for the benefit of the unsecured creditors of the Company;

                  (b) the Assumption Agreement, duly executed by Buyer, and all such other instruments of assumption as shall be reasonably necessary for Buyer to assume the Assumed Liabilities in accordance with this Agreement (to be delivered as of the close of business on the Closing Date); and

                  (c) the certificate contemplated by Section 8.3(b).


                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

           Seller hereby represents and warrants to Buyer as follows:

           Section 5.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Seller has all corporate power to execute and deliver this Agreement and has all corporate authority necessary to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller, and assuming that this Agreement constitutes a valid and binding agreement of Buyer, and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

           Section 5.2 NO CONFLICT. Except as described on SCHEDULE 5.2, neither the execution and delivery of this Agreement by Seller, the performance of its obligations hereunder nor the consummation of the transactions contemplated by this Agreement will: (a) conflict with or result in any breach of any provision of Seller's Certificate of Incorporation or Bylaws, (b) assuming that all consents, approvals and notices contemplated by SECTION 5.3 have been obtained and all filings described therein have been made (i) conflict with or violate any Laws or Orders or other binding requirements of any Governmental Authority applicable to Seller or by which its properties are bound or affected; or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Seller pursuant to, any note, bond, contract, permit or other instrument or obligation to which Seller is a party or by which Seller or any of its properties are bound or affected.

           Section 5.3 REQUIRED FILINGS AND CONSENTS. Except as described on
SCHEDULE 5.3, neither the execution and delivery of this Agreement by Seller, the performance of its obligations hereunder nor the consummation of the transactions contemplated by this Agreement require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which has not otherwise been obtained or made.

           Section 5.4 ASSETS; TITLE. Seller has not previously transferred or licensed any Purchased Assets other than in the ordinary course of business consistent with past custom and practice. To the best of Seller's knowledge and based on a reasonable inquiry of a national UCC search and subject to the Secured Party Consent Agreement dated as of the Closing Date by SCP and to those encumbrances listed on SCHEDULE 5.4, Seller has good, marketable and valid title to the Purchased Assets and, at the Closing, Buyer shall acquire all of Seller's right, title and interest in, to and under (subject to such being assumed and assigned in accordance with SECTION 2.1), all of the Purchased Assets.

           Section 5.5 INTELLECTUAL PROPERTY. Buyer acknowledges that some assets described in SECTION 2.1 may contain third-party intellectual property that may have been licensed by assignor or otherwise acquired by assignor. Buyer understands that Seller is unable to transfer intellectual property belonging to a third-party without the express written consent of that party, which will not be obtained or sought by Seller as a part of this Agreement. Buyer shall accept full responsibility for communicating with third-parties whose Intellectual Property may be included in the Purchased Assets transferred hereby and shall pay any and all licensing or other fees, costs, expenses or charges that may be associated with using said assets.

           Section 5.6 LEGAL PROCEEDINGS AND JUDGMENTS. To the best of Seller's knowledge, there are no material claims, actions, proceedings or investigations pending, threatened against or relating to Seller, the Business or the Purchased Assets before any court or other Governmental Authority acting in an adjudicative capacity that could have a material adverse effect on the Business.

           Section 5.7 COMPLIANCE WITH LAWS. Seller is in compliance with all Laws and Orders applicable to them, except for such failures to comply which have not or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Business. The Business and operations of Seller is not being operated by Seller in violation of any Laws or Orders.

           Section 5.8 ASSUMED AGREEMENTS. To the best of Seller's knowledge, each Assumed Agreement is in full force and effect and is a valid and binding obligation of Seller and the other parties thereto, enforceable in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). To the best of Seller's knowledge, except as set forth in SCHEDULE 2.5, no event has occurred which (whether with or without notice or lapse of time or both) would constitute a default by Seller under any Assumed Agreement or a default by any other party thereto. True, correct and complete copies (or, if oral, written summaries) of each Assumed Agreement has been made available to Buyer.

           Section 5.9 ASSIGNEE. All rights of Seller with regard to the ownership and possession of the Purchased Assets are rights held as Assignee pursuant to the General Assignment made by the Company. Pursuant to the General Assignment, the Company has informed Seller that it transferred all of the Company's right, title and interest in and to the Purchased Assets to Seller. Pursuant to this Agreement, Seller, solely in its capacity as Assignee, sells, assigns, and transfers all of its right, title and interest in and to the Purchased Assets to Buyer.

           Section 5.10 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE V, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF ITS ASSETS (INCLUDING THE PURCHASED ASSETS), LIABILITIES OR OPERATIONS, INCLUDING, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS ARTICLE V, BUYER IS PURCHASING THE PURCHASED ASSETS ON AN "AS-IS, WHERE-IS" BASIS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER MAKES NO REPRESENTATION OR WARRANTY REGARDING ANY ASSETS OTHER THAN THE PURCHASED ASSETS, AND NONE SHALL BE IMPLIED AT LAW OR IN EQUITY.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

           Buyer hereby represents and warrants to Seller as follows:

           Section 6.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer has all corporate power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate proceedings on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer, and, assuming that this Agreement constitutes a valid and binding agreement of Seller, constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

           Section 6.2 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by Buyer, nor the purchase by Buyer of the Purchased Assets and the assumption by Buyer of the Assumed Liabilities and the Assumed Agreements pursuant to this Agreement will: (a) conflict with or result in any breach of any provision of Buyer's Certificate of Incorporation or Bylaws; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which has not otherwise been obtained or made; or (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Buyer is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained.

           Section 6.3 LEGAL PROCEEDINGS AND JUDGMENTS. There are no material claims, actions, proceedings or investigations pending or, to Buyer's knowledge, threatened against or relating to Buyer before any court or other Governmental Authority acting in an adjudicative capacity that could have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby.

           Section 6.4 BUYER FINANCING. As of the date of this Agreement and on the Closing Date, Buyer has and will have funds sufficient to pay the Purchase Price and all of its fees and expenses incurred in connection with the transactions contemplated hereby, including any applicable Transaction Taxes for which Buyer shall have payment responsibility pursuant to SECTION 7.7 hereof.

                                  ARTICLE VII
                            COVENANTS OF THE PARTIES

           Section 7.1 CONDUCT OF BUSINESS. (a) Except as described on SCHEDULE 7.1, during the period commencing on the date of this Agreement and ending on the Closing Date, Seller shall exercise commercially reasonable efforts, in each case taking into account DMG's status as an assignee for the benefit of creditors, (i) to operate the Business consistent with past custom and practice,
(ii) other than as permitted in writing by Buyer, to preserve, in all material respects, the Business, the Purchased Assets, its employees and its operations, and (iii) to preserve, in all material respects, the goodwill and relationships with customers, suppliers and others having business dealings with the Business. In the event Seller reasonably believes that it can no longer continue, or is requested by a major creditor constituency to cease or terminate, any ongoing business activities or practices which relates to the Purchased Assets, the Business, the Assumed Agreements identified on SCHEDULE 2.5, or the potentially Assumed Agreements identified on SCHEDULE 2.5(E), Seller will give Buyer as much notice as reasonably practicable, but no less than three (3) business days and Buyer shall have an opportunity (but not an obligation) to make arrangements to undertake such activities or practices for its own account, to the extent necessary to preserve the Business and the Purchased Assets.

                  (b) Prior to the Transfer Date, Seller shall (i) not sell, lease (as lessor), transfer or otherwise dispose of any of the Purchased Assets (other than the sale of Inventory in the ordinary course of business consistent with past custom and practice, taking into account DMG's status as an assignee for the benefit of creditors) and (ii) use good faith, commercially reasonable efforts to prevent the abandonment of the Intellectual Property unless Seller first obtains the written consent of Buyer approving any such abandonment.

                  (c) During the period commencing on the date of this Agreement and ending on the Closing Date, Seller covenants that it will not, absent the written consent of Buyer, (i) in the case of the Accounts Receivable, change the terms of such Accounts Receivable in a manner that is inconsistent with current practices or (ii) in the case of all sales subsequent to the date hereof, provide for any customer or type of customer terms for sales that are inconsistent with current practices for such customer or type of customer.

           Section 7.2 ACCESS TO INFORMATION; MAINTENANCE OF RECORDS.

                  (a) Between the date of this Agreement and the Closing Date, Seller shall, during ordinary business hours, upon reasonable notice, (i) give Buyer and Buyer's Representatives reasonable access to all books, records, offices and other facilities constituting the Purchased Assets to which Buyer is not denied access by law, (ii) permit Buyer to make such reasonable inspections thereof as Buyer may reasonably request, (iii) furnish Buyer with such financial and operating data and other information with respect to the Business as Buyer may from time to time reasonably request, (iv) furnish Buyer with detailed terms of employment, including, without limitation, all information relating to compensation and benefits, relating to each employee of the Business and (v) permit Buyer to contact any employee of the Business regarding potential employment with Buyer following the Closing; PROVIDED, HOWEVER, that (A) any such access shall be conducted in such a manner so as not to interfere unreasonably with the operation of the Business and shall be at the expense of Buyer, (B) Seller shall not be required to take any action which would constitute a waiver of the attorney-client privilege; (C) Seller need not supply Buyer with any information which Seller is under a legal obligation not to supply or any information, documents or materials related to customer-specific costing and pricing information or product development and (D) Buyer shall be under no obligation to offer employment to any employee of the Business following the Closing. Notwithstanding anything in this SECTION 7.2 to the contrary, Buyer shall not have access to any employee records or other personal and medical records or other records, which in Seller's good faith judgment, are sensitive or the disclosure of which could subject Seller to any risk of liability.

                  (b) For a period of one hundred and eighty (180) days from the Closing Date, Seller and Seller's Representative shall have reasonable access to all of the books and records relating to the operation of the Business and the Purchased Assets prior to the Closing Date, including all information pertaining to the Assumed Agreements, in the possession of Buyer to the extent that such access may reasonably be required by Seller in connection with the Assumed Liabilities or the Excluded Liabilities, or other matters relating to or affected by the operation of the Business and the Purchased Assets. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours; PROVIDED, HOWEVER, that (i) any such access shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of Buyer, (ii) Buyer shall not be required to take any action which would constitute a waiver of the attorney-client privilege, and (iii) Buyer need not supply Seller with any information which Buyer is under a legal obligation not to supply. Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this SECTION 7.2(B). If Buyer shall desire to dispose of any such books and records upon or prior to the expiration of such period, Buyer shall, prior to such disposition, give Seller a reasonable opportunity at Seller's expense, to segregate and remove such books and records as Seller may select.

           Section 7.3 EXPENSES. Except to the extent specifically provided herein, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

           Section 7.4 FURTHER ASSURANCES.

                  (a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Purchased Assets in accordance with this Agreement, including using commercially reasonable efforts to ensure
(i) timely satisfaction of the conditions precedent to each party's obligations hereunder and (ii) that the Purchased Assets transferred to Buyer comprise all assets required for the continued conduct of the Business by Buyer as now being conducted by Seller other than central corporate functions performed by the Company or DMG on behalf of the Business and its other businesses. Neither Seller, on the one hand, nor Buyer, on the other hand, shall, without the prior written consent of the other party take any action which would reasonably be expected to prevent or materially impede, interfere with, or delay the transactions contemplated by this Agreement. From time to time, on or after the Closing Date, Seller shall, at Buyer's expense, execute and deliver such documents to Buyer as Buyer may reasonably request in order to more effectively vest in Buyer Seller's title to the Purchased Assets. From time to time after the date hereof, Buyer shall, at Seller's expense, execute and deliver such documents to Seller as Seller may reasonably request in order to more effectively consummate the sale of the Purchased Assets and the assumption and assignment of the Assumed Liabilities and the Assumed Agreements in accordance with this Agreement.

                  (b) In the event that any Purchased Asset shall not have been conveyed to Buyer at the Closing, Buyer and Seller shall use their respective commercially reasonable efforts to convey such Purchased Asset to Buyer as promptly as is practicable after the Closing.

           Section 7.5 PUBLIC STATEMENTS. Seller and Buyer shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby, except that the parties may make disclosures with respect to this Agreement and the transactions contemplated hereby to the extent required by law or by the rules or regulations of any securities exchange or commission.

           Section 7.6 GOVERNMENTAL AUTHORITY APPROVALS AND COOPERATION.

                  (a) Seller and Buyer shall each use their commercially reasonable efforts to cooperate with each other in determining and making any filings, notifications and requests for approval required to be made and received prior to the Closing under applicable law or regulation (collectively, the "REGULATORY APPROVALS"). In connection with any Regulatory Approvals, neither Buyer nor Seller will, and Buyer and Seller will use their commercially reasonable efforts to cause their officers, directors, partners or other Affiliates not to, take any action which could reasonably be expected to materially and adversely affect the submission of any required filings or notifications or the grant of any such approvals.

                  (b) Each party hereto (i) shall promptly inform each other of any communication from any Governmental Authority concerning this Agreement, the transactions contemplated hereby and any filing, notification or request for approval related thereto and (ii) shall permit the other party hereto to review in advance any proposed written communication or information submitted to any such Governmental Authority in response thereto. In addition, neither Seller nor Buyer shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry with respect to this Agreement, the transactions contemplated hereby or any such filing, notification or request for approval related thereto unless it consults with the other party hereto in advance and, to the extent permitted by any such Governmental Authority, gives the other party hereto the opportunity to attend and participate thereat, in each case to the maximum extent practicable. Subject to any restrictions under applicable laws, rules or regulations, Seller and Buyer shall furnish Buyer or Seller, as the case may be, with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective representatives on the one hand, and the Governmental Authority or members of its staff on the other hand, with respect to this Agreement, the transactions contemplated hereby (excluding documents and communications which are subject to preexisting confidentiality agreements and to the attorney-client privilege or work product doctrine) or any such filing, notification or request for approval related thereto. Seller and Buyer shall also furnish the other party hereto with such necessary information and assistance as such other party and its Affiliates may reasonably request in connection with its preparation of necessary filings, registration or submissions of information to the Governmental Authority in connection with this Agreement, the transactions contemplated hereby and any such filing, notification or request for approval related thereto. Seller and Buyer shall prosecute all required requests for approval with all necessary diligence and otherwise use their respective commercially reasonable efforts to obtain the grant thereof as soon as possible.

           Section 7.7 TAXES.

                  (a) PAYMENT OF TAXES. Buyer shall be liable for and shall be allocated a pro rata share of the Taxes in respect of the Purchased Assets which accrue after the Closing Date and shall pay such Taxes in a timely manner and Seller shall be liable for and shall be allocated a pro rata share of the Taxes in respect of the Purchased Assets which accrued on or before the Closing Date (even though the Closing Date occurs in the midst of a taxable period) and shall pay such Taxes in a timely manner.

                  (b) ALLOCATION OF TAXES. Buyer and Seller shall (i) attempt in good faith, within thirty (30) days after the determination of the Purchase Price pursuant to Article III, in the general form set forth on SCHEDULE 7.7, to agree on the allocation of the sum of the Purchase Price and the Assumed Liabilities (and any adjustments thereof) among the Purchased Assets as of the Closing Date (the "ALLOCATION") in accordance with Section 1060 of the Code and the Treasury Regulations thereunder and (ii) cooperate in connection with the preparation of Internal Revenue Service Form 8594 for its timely filing. Except as otherwise required by applicable law, Buyer and Seller shall report for all Tax purposes all transactions contemplated by this Agreement in a manner consistent with the Allocation, if any, and shall not take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation or otherwise. If thirty (30) days after the Closing Date, the parties have not adopted an agreed allocation, any dispute related thereto shall be referred to, and resolved by, the Independent Auditor within thirty (30) days after such referral. The Independent Auditor's determination shall be conclusive and binding upon the parties hereto and in such case used by the parties to prepare their respective IRS Forms 8594 and used on their income Tax Returns. The costs, expenses, and fees of the Independent Auditor shall be split between the Seller and the Buyer. The Seller shall deliver to the Buyer for its records a copy of the IRS Form 8594 used in the Seller's federal income Tax Return, and the Buyer shall deliver to the Seller for its records a copy of the IRS Form 8594 used by the Buyer on its federal income Tax Return.

                  (c) NO WITHHOLDING. Buyer shall pay the Purchase Price free and clear of withholding or deduction for any Taxes.

                  (d) FIRPTA CERTIFICATION. Seller shall deliver to Buyer a certification to the extent required under Section 1445 of the Code in accordance with the Treasury Regulations thereunder.

                  (e) COOPERATION. Buyer and Seller agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to Seller's operations as is reasonably necessary for the preparation and filing of any Tax Return, for the preparation for and proof of facts during any tax audit, for the preparation for any tax protest, for the prosecution or defense of any suit or other proceeding relating to tax matters and for the answer of any governmental or regulatory inquiry relating to tax matters.

           Section 7.8 POWER OF ATTORNEY; RIGHT OF ENDORSEMENT, ETC. Effective as of the Closing, Seller hereby constitutes and appoints Buyer and its successors and assigns the true and lawful attorney of Seller with full power of substitution, in the name of Buyer or the name of Seller, on behalf of and for the benefit of Buyer, (a) to collect all Purchased Assets, (b) to endorse, without recourse, checks, notes and other instruments attributable to the Purchased Assets, (c) to defend and compromise all actions, suits or proceedings with respect to any of the Purchased Assets, (d) to institute and prosecute all proceedings which Buyer may deem proper in order to collect, assert or enforce any claim, right or title in or to the Purchased Assets and (e) to do all such reasonable acts and things with respect to the Purchased Assets as Buyer may deem advisable, subject to the consent of Seller, which consent shall not be unreasonably withheld. Seller agrees that the foregoing powers are coupled with an interest and shall be irrevocable by Seller directly or indirectly by the dissolution of Seller or in any other manner. Buyer shall retain for its own account any amounts lawfully collected pursuant to the foregoing powers and Seller shall promptly pay to Buyer any amounts received by Seller after the Closing with respect to the Purchased Assets to which Buyer may be entitled.

           Section 7.9 SIGNAGE AND LABELS. Buyer will remove Retained Trade Names from all Purchased Assets and other items related to the Business as soon as practicable but in any event within 60 days after the Closing Date. Buyer may use Retained Trade Names on finished goods inventory that constitutes part of the Purchased Assets but will change or otherwise replace the stamps and dies bearing Retained Names as soon as practicable after the Closing Date. Buyer may not use publicly any business records without first removing or obliterating all portrayals or references to any of Retained Trade Names unless Seller consents prior to such usage.

           Section 7.10 POST-CLOSING FUNDS. Following the Closing Date, all amounts, whether in the form of cash, proceeds, checks, drafts orders or other instruments for the payment of money, received or recovered by Seller with respect to the Business, the Purchased Assets or the Assumed Agreements shall immediately upon receipt thereof by Seller be paid over and delivered in the form received, but with any necessary endorsements or instruments required for payment to Buyer, and, until so delivered shall not be commingled with any other funds or property but shall be held by Seller upon an express trust for the benefit of Buyer.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

           Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE CLOSING. The respective obligations of each party to effect the sale and purchase of the Purchased Assets shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) no preliminary or permanent injunction, stay pending appeal or other Order or decree by any federal or state court which prevents the consummation of the sale of any material part of the Purchased Assets contemplated hereby shall have been issued and remain in effect (each party agreeing to use commercially reasonable efforts to have any such injunction, Order or decree lifted) and no statute, rule or regulation shall have been enacted by any Governmental Authority which prohibits the consummation of the sale of the Purchased Assets; and

Any condition specified in this SECTION 8.1 may be waived by Buyer; PROVIDED that no such waiver shall be effective against Buyer unless it is set forth in a writing executed by Buyer.

           Section 8.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to effect the purchase of the Purchased Assets and the assumption of the Assumed Liabilities and Assumed Agreements contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                  (a) Seller shall have performed and complied in all material respects with the covenants contained in this Agreement which are required to be performed and complied with by Seller on or prior to the Closing Date and the representations and warranties of Seller which are set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation or warranty speaks as of a particular date) as though made at and as of the Closing Date;

                  (b) Buyer shall have received a certificate from the chief executive officer of Seller, dated as of the Closing Date, to the effect that, to the best of such chief executive officer's knowledge, the conditions set forth in SECTION 8.2(A) have been satisfied;

                  (c) Since September 4, 2003, no event shall have occurred which has had or would reasonably be expected to have, individually or in the aggregate, a Force Majeure Event; and

                  (d) Buyer shall have received the other items to be delivered to it pursuant to SECTION 4.2.

Any condition specified in this SECTION 8.2 may be waived by Buyer; PROVIDED that no such waiver shall be effective against Buyer unless it is set forth in a writing executed by Buyer.

           Section 8.3 CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to effect the sale of the Purchased Assets contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                  (a) Buyer shall have performed and complied in all material respects with the covenants contained in this Agreement which are required to be performed and complied with by Buyer on or prior to the Closing Date and the representations and warranties of Buyer which are set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation or warranty speaks as of a particular date) as though made at and as of the Closing Date; (b) Seller shall have received a certificate from an authorized officer of Buyer, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in SECTION 8.3(A) have been satisfied;

                  (c) Seller shall have received the other items to be delivered to it pursuant to SECTION 4.3.

Any condition specified in this SECTION 8.3 may be waived by Seller; PROVIDED that no such waiver shall be effective against Seller unless it is set forth in a writing executed by Seller.

                                   ARTICLE IX
                           TERMINATION AND ABANDONMENT

           Section 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date by:

                  (a) mutual written consent of Seller and Buyer;

                  (b) Seller, if there has been a material violation or breach by Buyer of any covenant, representation or warranty made by it contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Seller to effect the Closing and such violation or breach has not been cured by Buyer within ten (10) Business Days of receipt of written notice thereof or is waived by Seller;

                  (c) Seller or Buyer, if (i) there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or (ii) there shall be any nonappealable final Order, decree or judgment of any court or Governmental Authority having competent jurisdiction which prohibits the consummation of the transactions contemplated hereby or otherwise alters the terms and conditions of the transactions contemplated hereby in any material respect;

                  (d) Buyer or Seller, if the Closing shall not have occurred on or prior to September 4, 2003 (the "TERMINATION DATE"), unless extended by mutual written agreement of Buyer and Seller; PROVIDED that Buyer or Seller, as the case may be, shall not be entitled to terminate this Agreement pursuant to this SECTION 9.1(D) if the failure of the Closing to occur on or prior to such date results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement;

                  (e) Buyer (i) if on or before September 4, 2003, an involuntary bankruptcy is filed against Seller or if a trustee or a receiver is appointed for Seller and if such trustee or receiver does not expressly consent to and assume Seller's obligations under this Agreement on or prior to September 4, 2003; or

                  (f) Buyer, if there has been a material violation or breach by Seller of any covenant, representation or warranty made by it contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Buyer to effect the Closing and such violation or breach has not been cured by Seller within ten (10) Business Days of receipt of written notice thereof or is waived by Buyer.

           Section 9.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by either or both of the parties pursuant to SECTION 9.1, written notice thereof shall forthwith be given by the terminating party to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further Order of the Bankruptcy Court and without further action by any of the parties hereto. If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made.

                                   ARTICLE X
                            INDEMNIFICATION; REMEDIES

           Section 10.1 INDEMNIFICATION AND REIMBURSEMENT BY SELLER. In the event the Closing occurs, Seller shall not be obligated to indemnify, defend or hold harmless Buyer and its stockholders, directors, officers, employees, agents and Affiliates (collectively, the "Buyer Indemnities"), from and against any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorney's fees and expense) or diminution of value, whether or not involving a third party claim (collectively, "DAMAGES") incurred or suffered by the Buyer Indemnities arising or resulting, directly or indirectly from the transactions in this Agreement.

           Section 10.2 INDEMNIFICATION AND REIMBURSEMENT BY BUYER. In the event the Closing occurs, Buyer shall have an obligation to indemnify, defend and hold harmless Seller and its stockholders, directors, officers, employees, agents and Affiliates (collectively, the "Seller Indemnities") from and against any and all Damages, other than Damages related to an Excluded Liability, incurred or suffered by the Seller Indemnities arising or resulting from, directly or indirectly, any of the following:

                  (a) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate, document, writing or instrument delivered by Buyer in connection with this Agreement;

                  (b) any breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement; or

                  (c) any Assumed Liabilities.

           Section 10.3 TIME PERIOD FOR MAKING CLAIMS. If the Closing occurs, Buyer will have liability (for indemnification or otherwise) with respect to any breach of (i) a covenant or obligation to be performed or complied with prior to the Closing Date or (ii) a representation or warranty, only if on or before 150 days from the Closing Date, Seller notifies Buyer of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Seller. Other claims for indemnification by Buyer may be asserted by notice to the Buyer and shall be paid promptly after such notice.

           Section 10.4 SURVIVAL. The parties hereto agree that the representations and warranties contained in this Agreement shall not survive the Closing hereunder, and neither of the parties nor any of their respective officers, directors, representatives, employees, advisors or agents shall have any liability to the other after the Closing for any breach thereof. The parties hereto agree that only the covenants contained in this Agreement to be performed at or after the Closing Date shall survive the Closing hereunder, and each party hereto shall be liable to the other after the Closing Date for any breach thereof.


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

           Section 11.1 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of Seller and Buyer.

           Section 11.2 WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or condition shall not operate as a waiver of, or estoppel with respect to any subsequent or other failure. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of any party of any such right, power or privilege, and no single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

           Section 11.3 NO IMPEDIMENT TO LIQUIDATION. Nothing herein shall be deemed or construed as to limit, restrict or impose any impediment to Seller's right to liquidate, dissolve and wind-up its affairs and to cease all business activities and operations at such time as it may determine following the Closing.

           Section 11.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when personally sent/delivered, by facsimile transmission (with hard copy to follow) or sent by reputable express courier or (ii) five (5) days following mailing by registered or certified mail postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to Seller and Buyer shall be sent to the addresses indicated below:

                    (a) If to Seller, to:

                               The Diablo Management Group
                               2010 Crow Canyon Place
                               Suite 280
                               P.O. Box 5124
                               San Ramon, CA  94583
                               Phone:     (925) 275-0215
                               Facsimile:  (925) 275-0216
                               Attention:  Richard G. Couch


                               with a copy to:

                               Murray & Murray, P.C.
                               19330 Stevens Creek Boulevard
                               Suite 100
                               Cupertino, CA  95014-2526
                               Phone:  (650) 852-9000
                               Facsimile:  (650) 852-9244
                               Attention: Craig M. Prim, Esq.


                    (b) If to Buyer, to:

                               WCORP, Inc.
                               Two Westborough Business Park
                               200 Friberg Parkway,
                               Suite 2000
                               Wesborough, MA  01581
                               Phone:  (508) 870-4100
                               Facsimile:  (508) 870-4221
                               Attention:  Henry F. Nelson

                               with a copy to:

                               Baratta & Goldstien
                               597 Fifth Avenue
                               New York, NY  10017
                               Phone:  (212) 750-9700
                               Facsimile:   (212) 750-8297
                               Attention:   Joseph P. Baratta, Esq.


           Section 11.5 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and with respect to Seller, any entity that may succeed to substantially all the assets of Seller, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Buyer hereto, including by operation of law, without the prior written consent of Seller; PROVIDED, HOWEVER, that this Agreement shall be assignable by Buyer, without the prior written consent of Seller, to an Affiliate of Buyer, so long as Buyer shall continue to remain obligated hereunder. Any assignment of this Agreement or any of the rights, interests or obligations hereunder in contravention of this SECTION 11.5 shall be null and void and shall not bind or be recognized by Seller or Buyer.

           Section 11.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

           Section 11.7 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflicts of laws thereof, and by the laws of the United States of America.

           Section 11.8 SUBMISSION TO JURISDICTION. Unless and to the extent otherwise specifically provided herein, the parties hereto irrevocably submit to the exclusive jurisdiction of a superior or district court sitting in the San Francisco County (or any court exercising appellate jurisdiction over such superior or district court) over any dispute arising out of or relating to this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceedings may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute or proceeding brought in such courts or any defense of inconvenient forum in connection therewith.

           Section 11.9 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

           Section 11.10 INCORPORATION OF EXHIBITS. All Schedules and all Exhibits attached hereto and referred to herein are hereby incorporated herein by reference and made a part of this Agreement for all purposes as if fully set forth herein.

           Section 11.11 ENTIRE AGREEMENT. This Agreement (including all Schedules and all Exhibits) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

           Section 11.12 REMEDIES. Seller and Buyer hereby acknowledge and agree that money damages may not be an adequate remedy for any breach or threatened breach of any of the provisions of this Agreement and that, in such event, Seller or its respective successors or assigns, or Buyer or its successors or assigns, as the case may be, may, in addition to any other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance, injunctive and/or other relief in order to enforce or prevent any violations of this Agreement.

           Section 11.13 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

           Section 11.14 THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                   SELLER:


                                        THE DIABLO MANAGEMENT GROUP,
                                        SOLELY IN ITS CAPACITY AS ASSIGNEE FOR
                                        BENEFIT OF CREDITORS OF WEBWARE
                                        CORPORATION


                                        By:        /S/ RICHARD G. COUCH
                                                   -----------------------------

                                        Name:      Richard G. Couch

                                        Title:     Chairman / COO


                                   BUYER:


                                        WCORP, INC.


                                        By:        /S/ HENRY F. NELSON
                                                   -----------------------------

                                        Name:      Henry F. Nelson

                                        Title:     Chief Executive Officer

                         TABLE OF SCHEDULES AND EXHIBITS



SCHEDULES
---------

Schedule 2.1(a)          Purchased Assets (Assumed Agreements)
Schedule 2.1(c)          Purchased Assets (Fixed Asset Detail)
Schedule 2.1(d)          Purchased Assets (Intangible Personal Property)
Schedule 2.1(e)          Purchased Assets (A/R Aging Summary)
Schedule 2.1(i) - 1      Purchased Assets (Prepaid Expenses)
Schedule 2.1(i) - 2      Purchased Assets (Deposits)
Schedule 2.2             Excluded Assets
Schedule 2.3 - 1         Assumed Liabilities (A/P Aging Detail)
Schedule 2.3 - 2         Assumed Liabilities (Equipment Leases)
Schedule 2.3 - 3         Assumed Liabilities (Accrued Expense Liability)
Schedule 2.5             Assumed Agreements
Schedule 2.5(e)          Potential Assumed Agreements
Schedule 5.2             Conflicts
Schedule 5.3             Consents and Approvals
Schedule 5.4             Known Encumbrances (UCC-1 Search Results - Summary)
Schedule 7.1             Conduct of Business
Schedule 7.7             Allocation of Purchase Price

EXHIBITS
--------

Exhibit A                Agreement and Assignment for the Benefit of Creditors
Exhibit B                Form of Assumption Agreement
Exhibit C                Form of Bill of Sale

                                 SCHEDULE 2.1(A)

                      PURCHASED ASSETS (ASSUMED AGREEMENTS)

                                   (ATTACHED)

                                 SCHEDULE 2.1(C)

                      PURCHASED ASSETS (FIXED ASSET DETAIL)

                                   (ATTACHED)

                                 SCHEDULE 2.1(D)

                 PURCHASED ASSETS (INTANGIBLE PERSONAL PROPERTY)

                                   (ATTACHED)

                                 SCHEDULE 2.1(E)

                      PURCHASED ASSETS (A/R AGING SUMMARY)

                                   (ATTACHED)

                               SCHEDULE 2.1(I) - 1

                       PURCHASED ASSETS (PREPAID EXPENSES)

                                   (ATTACHED)

                               SCHEDULE 2.1(I) - 2

                           PURCHASED ASSETS (DEPOSITS)

                                   (ATTACHED)

                                  SCHEDULE 2.2

                                 EXCLUDED ASSETS

No additional excluded assets

                                SCHEDULE 2.3 - 1

                     ASSUMED LIABILITIES (A/P AGING DETAIL)

                                   (ATTACHED)

                                SCHEDULE 2.3 - 2

                     ASSUMED LIABILITIES (EQUIPMENT LEASES)

                                   (ATTACHED)

                                SCHEDULE 2.3 - 3

                 ASSUMED LIABILITIES (ACCRUED EXPENSE LIABILITY)

                                   (ATTACHED)

                                  SCHEDULE 2.5

                               ASSUMED AGREEMENTS

                                   (ATTACHED)

                                 SCHEDULE 2.5(E)

                          POTENTIAL ASSUMED AGREEMENTS

1.         See attached list of specific agreements.


2. All confidentiality, non-disclosure, invention secrecy, non-competition or non-solicitation agreements related to the Business.


3. All contracts, agreements, personal property leases, commitments, understandings or instruments related to the Business, including the Intellectual Property Agreements, and which not previously been disclosed to Buyer.

                                  SCHEDULE 5.2

                                    CONFLICTS

No known exceptions

                                  SCHEDULE 5.3

                             CONSENTS AND APPROVALS

No known required consent or approvals are required

                                  SCHEDULE 5.4

               KNOWN ENCUMBRANCES (UCC-1 SEARCH RESULTS - SUMMARY)

                                   (ATTACHED)

                                  SCHEDULE 7.1

                               CONDUCT OF BUSINESS

No known exceptions

                                  SCHEDULE 7.7

                          ALLOCATION OF PURCHASE PRICE

                                   (ATTACHED)

                                    EXHIBIT A

              AGREEMENT AND ASSIGNMENT FOR THE BENEFIT OF CREDITORS

                                   (ATTACHED)

                                    EXHIBIT B

                          FORM OF ASSUMPTION AGREEMENT

                                   (ATTACHED)

                                    EXHIBIT C

                              FORM OF BILL OF SALE

                                   (ATTACHED)